SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2018

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The Board of Directors of USA Technologies, Inc. (the “Company”) has established April 26, 2018 as the date of the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). The Board of Directors has fixed the close of business on February 28, 2018 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2018 Annual Meeting. The exact time and location of the 2018 Annual Meeting will be specified in the Company’s proxy statement for the 2018 Annual Meeting.

Because the date of the 2018 Annual Meeting has been changed by more than 30 days from the first anniversary of the 2017 Annual Meeting of Shareholders, the deadlines for shareholder proposals and director nominations for consideration at the 2018 Annual Meeting set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2017 no longer apply.

As a result, shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must ensure that such proposal is received at the Company’s principal executive offices by no later than February 13, 2018, which the Company has determined to be a reasonable time before it  begins to print and send its proxy materials.

In addition, the Company’s Amended and Restated Bylaws (the “Bylaws”) provide that in order to be properly brought before the 2018 Annual Meeting, a shareholder’s notice of nomination of directors or other business (other than a matter brought pursuant to Rule 14a-8), must be received by the Secretary of the Company at our principal executive offices not later than the close of business on February 25, 2018, which is the 60th day prior to the date of the 2018 Annual Meeting.

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SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: January 29, 2018	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer

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